                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE AT OF 1934 (AMENDMENT NO.    )



Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                            Commission Only
                                            (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    GOLDEN ISLES FINANCIAL HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

              Gregory S. Junkin, Paul D. Lockyer, Scott A. Junkin
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

        (2)     Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)     Proposed maximum aggregate value of transaction:

        (5)     Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

        (2)     Form, Schedule or Registration Statement No.:

        (3)     Filing Party:

        (4)     Date filed:

                                  MEMORANDUM

TO:     The Shareholders of Golden Isles Financial Holdings, Inc.
        (the "Company" or "GIFH")

FROM:   Gregory S. Junkin and Paul D. Lockyer

RE:     Strengthening Your Board of Directors

DATE:   February 13, 1997

The Special Meeting of GIFH on March 11 will be crucial to the future of your Company and your investment in it. As two of the members of your Board of Directors, WE NEED YOUR SUPPORT to ensure that your Board of Directors is committed to growing your Company.

The director nominees described in our Proxy Statement share our vision. We wanted you to get to know them and their backgrounds.

                     EXPERIENCE AND COMMITMENT TO GROWTH

As an investor in the Company, your primary goal, like ours, is to make money over time. The achievement of this goal depends largely on the quality of the Company's management. Every company needs a board whose members have the necessary experience to assist management in achieving agreed upon objectives. Therefore, the essential question for you in deciding how to vote your shares at the Special meeting is whether, as we believe, our director nominees and we are better able to manage your investment than the Whelchel Group. To help you answer that question, we are providing you with the following expanded description of the business backgrounds and experience of our nominees which appear on pages 5 and 6 in our Proxy Statement, and with descriptions of our backgrounds which were not included in the Proxy Statement. We feel somewhat uncomfortable writing about ourselves but, in view of the false and misleading personal attacks made against us by the Whelchel Group, we feel it necessary to do so.

WE STRONGLY RECOMMEND THAT YOU VOTE FOR THE FIVE NOMINEES DISCUSSED BELOW:

EDWARD V. BAICH

      - President and Chief Executive Officer of Royal Ten Cate (USA),
        Inc., a holding company based in the Atlanta area for three operations involved in the manufacture and sale of geotechnical products for agriculture, horticulture and construction industries.
      - All three operations are headquartered in Georgia.
      - Combined sales are approximately $100 million per year.

   -    Member of Board of Directors of:
        -  Royal Ten Cate (USA), Inc.
        -  Gemini Precision Products Company
   - Graduate of the University of Akron from which he received a Bachelor's degree in Business Administration and Frostburg State College where he received a Master of Science degree in Management.

JOHN M. FROEHLICH

   - Vice President, Chief Financial Officer and Treasurer of Chatwins Group, Inc. which designs, manufactures and markets fabricated and machined industrial parts and products.
   -    Sales of approxiamtely $155 million per year.
   -    Certified Public Accountant.
   - Graduate of John Carroll University where he earned Bachelor of Science and Bachelor of Arts degrees.

FRANK J. GUZIKOWSKI

   - Private investor (real estate, mortgage lending and small business financing).
   - Executive Vice President and a principal (1976 to 1987) of CPS Industries which manufactured gift wrappings and ribbons with annual sales of approximately $40 million.
   -    Member of Board of Directors of:
        -  Vibrac Corporation
        -  Chembio Diagnostic Systems, Inc.
   -    Graduate of Villanova University

RICHARD S. HOLSON, JR.

   - Chairman and Chief Executive Officer of Guarantee Trust Life Insurance Company with assets of approxiamtely $180 million.
   -    President, Guarantee Security Life Insurance Company of Arizona
   -    Member of Board of Directors of:
        -  Guarantee Trust Life Insurance Company
        -  Guarantee Security Life Insurance Company of Arizona
        -  United National Life Insurance Company of America
   -    Former member of Board of Directors of:
        - Boatmen's Bancshares, Inc. (a bank holding company with consolidated assets, at the time, in excess of $17 billion, which was recently acquired by NationsBank Corp.).
        -  General Bancshares Corporation, a bank holding company.
   - Graduate of Wharton School of Finance and Commerce of the University of Pennsylvania with a Bachelor of Science degree in Business Administration.

     -   Homeowner in Glynn County, Georgia for 13 years.



JAMES M. SHOWALTER

     - President and Chief Executive Officer of International Auto Processing, Inc. ("IAP") headquartered in Brunswick, Georgia.
     -   IAP employs more than 300 people in Glynn County, Georgia.
     -   Member of Board of Directors of:
     -   International Auto Processing, Inc.
     - Graduate of the United States Naval Academy with a Bachelors of Science degree and George Washington University where he earned a Master of Business Administration degree.



PAUL D. LOCKYER

     - Mr. Lockyer was instrumental in the organization of the Company and its first subsidiary, The First Bank of Brunswick, (the "Bank") on July 2, 1990. He has been associated with the Company since it was first conceived by Mr. Junkin in 1987. Mr. Lockyer served as President, Chief Executive Officer and a director of the Bank from its organizational phase until his removal by the Whelchel Group on October 17, 1996. Mr. Lockyer's commitment to the development of the Bank spanned over nine years. During his tenure, the Bank's assets grew from zero to approximately $87 million. Mr. Lockyer also served as, President, Chief Operating Officer, Chief Financial Officer and a director of the Company, First Credit Service Corporation, and First Bank Mortgage Corporation. Prior to Mr. Lockyer's participation in the creation of GIFH, he served as a Group Vice President for First Union National Bank of Georgia in Atlanta, Georgia. Mr. Lockyer was responsible for 19 branches and a small business lending group with well over 200 employees.
     - Mr. Lockyer has been in the financial services business since 1973 when he graduated from Temple University with honors and a degree in finance. He also holds a graduate banking degree from the Stonier Graduate Institute of Banking in Newark, Delaware.



GREGORY S. JUNKIN

     - After working for four years as a securities regulator for the New York Stock Exchange, in 1965 Mr. Junkin joined Reynolds Securities, Inc., an investment firm which later merged with Dean Witter, and he became a principal in Reynolds at age 29. During this period, he attended New York University at night for 6 years, earning a Bachelor of Science degree in finance with a minor in accounting.
     - In 1973 Mr. Junkin became a general partner and Vice President of The Balcor Company, which was formed that year and later became a national real estate investment company. During its first 3 or 4 years, Balcor lost money.
         However, the partners stuck to their business plan, gradually built Balcor's assets to over $2 billion and sold the business to an American Express subsidiary for $110 million in 1982. They had founded Balcor with $75,000 of their own money and sold it for $110 million 9 years later.
     - Mr. Junkin's Balcor experience taught him the importance of patience, a steady hand and a long-term outlook in managing a start-up business which has great potential, but which incurs losses in the early years. In our view, this lesson is directly applicable to our First Bank Mortgage subsidiary, which the Whelchel Group dismantled in December, just at the time it was apparently becoming profitable.
     - In 1981, Mr. Junkin and his Balcor partners formed a small investment group to buy the Chicago White Sox baseball team. He is still one of the owners of the White Sox.
     - After Balcor was sold, American Express asked Mr. Junkin to stay on and serve as Vice Chairman of Balcor and in 1984 also appointed him Chairman of its subsidiary, Balcor Entertainment Company, Ltd., which financed the production of movies for distribution throughout the world. He resigned form these positions in 1987.
     - From 1987 until October 1996 Mr. Junkin worked full-time organizing GIFH, obtaining a charter for the Bank, raising equity capital and serving as Chairman and Chief Executive Officer of the Company. He continues to serve as a director of GIFH

This is a very strong group with a breadth of business experience, disciplines, responsibility, and maturity that we believe would add substantial value to the management of GIFH. We urge you to carefully compare the backgrounds and qualifications of this group to that of the Whelchel Group so that you can make an informed decision on your vote on the Special Meeting proposals.

These individuals understand the significant role a board member plays in assisting management to create lone term shareholder value.

REMEMBER, THE FUTURE VALUE OF YOUR INVESTMENT WILL BE GREATLY AFFECTED BY THE OUTCOME OF THE SPECIAL MEETING.

Again, if you have any questions, please feel free to call either of us at the following telephone numbers:

                Gregory S. Junkin                       Paul D. Lockyer
                (912) 638-4447                          (912) 638-2381